Exhibit 99

MEDIA CONTACT:

T. David Colgren

Colcomgroup, Inc.

917-587-3708

dcolgren@colcomgroup.com

FOR IMMEDIATE RELEASE

R.R. DONNELLEY AND EDGAR® ONLINE® EXTEND RELATIONSHIP FOR

PROCESSING AND FILING FINANCIAL INFORMATION IN XBRL FORMAT

Two Companies Have Industry Leading Solution for XBRL Conversion and Compliance

CHICAGO AND NEW YORK, NY – October 1, 2008 – R.R. Donnelley & Sons Company (NYSE: RRD) and EDGAR Online, Inc. (NASDAQ: EDGR) announced today that they have signed a three year extension to their exclusive agreement to offer public companies an eXtensible Business Reporting Language (XBRL) compliance solution. Since an original agreement was entered into in 2006, the RR Donnelley and EDGAR Online solution has become the number one choice to date for companies that have submitted XBRL formatted financials to the U.S. Securities and Exchange Commission (SEC) and offers a cost effective complete solution for public companies to respond to the SEC’s proposed rule for the required use of XBRL, or interactive data, starting in 2009.

“We are very pleased with the benefits we’ve been able to extend to our clients through our collaboration with EDGAR Online,” said Tom Juhase, President of RR Donnelley’s Financial Services offering. “Our full-service solution to the SEC’s proposed XBRL mandate has effectively demonstrated time savings, cost efficiency and ease of use. The process for our clients is very straight forward. We complete the initial translation, our client validates the tags, and then we submit the filing. It’s a clear and simple process.”

“We look forward to continued market leadership in XBRL through our relationship with RR Donnelley and are more convinced than ever that our relationship provides filers with the best possible market solution as we enter a new era of regulatory reporting,” said Philip Moyer, CEO and President of EDGAR Online. “Together, we will ensure that XBRL compliance remains simple and reliable. EDGAR Online’s core capabilities of deep XBRL expertise and an automated, scalable conversion solution fit very well with RR Donnelley’s commitment to provide the best possible services and solutions to their clients.”

About RR Donnelley

R.R. Donnelley (NYSE: RRD) is the world’s premier full-service provider of print and related services, including document-based business process outsourcing. Founded more than 144 years ago, the company provides solutions in commercial printing, direct mail, financial printing, print fulfillment, forms and labels, logistics, call centers, transactional print-and-mail, print management, online services, digital photography, color services, and content and database management to customers in the publishing, healthcare, advertising, retail, technology, financial services and many other industries. The largest companies in the world and others rely on RR Donnelley’s scale, scope and insight through a comprehensive range of online tools, variable printing services and market-specific solutions. For more information, visit the company’s web site at www.rrdonnelley.com.

About EDGAR Online, Inc.

EDGAR Online, Inc. (NASDAQ: EDGR) is a leader in the distribution of company data and public filings for equities, mutual funds and a variety of other publicly traded assets. We deliver our information products via online subscriptions and data licenses directly to end-users, embedded in other web sites and through a variety of redistributors. EDGAR Online has also developed proprietary automated systems that allow for the rapid conversion of data and is a pioneer and leader in the global financial reporting standard—eXtensible Business Reporting Language or XBRL. We use our automated processing platform and our expertise in XBRL to produce both datasets and tools and to assist organizations with the creation, management and distribution of XBRL financial reports. For more detailed information on all of our businesses or to contact us please visit our website at www.edgar-online.com

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s and EDGAR Online, Inc.’s filings with the SEC. RR Donnelley and EDGAR Online, Inc. disclaim any obligation to update or revise any forward-looking statements.

EDGAR® is a federally registered trademark of the U.S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

# # #